NSAR ITEM 77O
VK California Value Municipal Income Trust
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase

    1           Sacramento City
                San. Dist.       Bear Stearns   2,000       1.61    6/12/01




Underwriting Participants:

Underwriting #1

Bear, Stearns & Co. Inc.
First Albany Corporation
Lehman Brothers
Morgan Stanley Dean Witter
Salomon Smith Barney Inc.
UBS Painewebber Inc.